Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 18, 2026, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-292593) and related Preliminary Prospectus of Morgan Stanley Ethereum Trust dated July 14, 2026.

/s/ Ernst & Young LLP

New York, New York

July 14, 2026